Exhibit 10.45

1997

ITT EDUCATIONAL SERVICES, INC.

INCENTIVE STOCK PLAN –

FORM OF NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT, effective as of the     day of           20    by and between ITT Educational Services, Inc. (the “Corporation”) and                  (the “Optionee”), WITNESSETH:

WHEREAS, the Optionee is now employed by the Corporation or a Participating Company (as defined in the Plan as hereinafter defined) as a key employee, and in recognition of the Optionee’s valued services, the Corporation, through the Compensation Committee of its Board of Directors (the “Committee”), desires to provide an opportunity for the Optionee to acquire or enlarge stock ownership in the Corporation pursuant to the provisions of the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “Plan”);

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and pursuant to the provisions of the Plan and the administrative rules and regulations relative to the Plan (the “Rules”), the terms and provisions of which are incorporated herein as a part of this Agreement, the parties hereto hereby agree as follows:

1.                          Grant of Options.  Pursuant to the provisions of the Plan and this Agreement (and as approved by the Committee), the Corporation hereby confirms the grant on          , 20    to the Optionee of the option to purchase from the Corporation all or any part of an aggregate of       shares of Common Stock (the “Common Stock”) of the Corporation, as constituted on the date of grant, at the purchase price of $      per share, such option to purchase shares to be designated as a Nonqualified Stock Option.

2.                           Terms and Conditions.  It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

A.                 Expiration Date:

The option shall expire not later than               , 20   , which is ten years and two days after the date of grant.

B.                   Exercise of Option:

The option evidenced hereby shall be exercisable from time to time as follows:

Exercise Schedule.  Except as specifically provided herein, the option granted hereby shall not be exercisable until the expiration of one year following the date of grant and may be exercised thereafter at any time, or from time to time, but only to the extent of one-third of the total number of shares covered by the option under this Agreement, only to the extent of two-thirds of such total number of shares after the expiration of two years following the date of grant and in full only after the expiration of three years following the date of grant.  In any event, the option granted hereby will be exercisable only during the continuance of the Optionee’s said employment, or as otherwise provided in the Plan.

Payment.  The purchase price of the shares upon the exercise of the Option shall be paid to the Corporation at the time of exercise either in cash or Common Stock already owned by the Optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Common Stock having a total fair market value, as so determined, equal to the purchase price.  Options may be exercised in accordance with instructions as may from time to time be issued by the Corporation to the Optionee.

C.                   Compliance with Laws and Regulations.  An option shall not be exercised at any time when its exercise or delivery of shares hereunder would be a violation of any law or governmental regulation, which the Corporation may find to be valid and applicable.

D.                  Optionee Bound by Plan.  Optionee hereby agrees to be bound by the terms and provisions of the Plan and Rules.

This Stock Option Award Agreement is issued, and the option evidenced hereby is granted, in              , Indiana, and shall be governed and construed in accordance with the laws of the State of Indiana.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by an authorized officer on this      day of           20   .

Agreed to:	ITT EDUCATIONAL SERVICES, INC.

By:

Optionee	Title:	Senior Vice President, Director Human Resources
[Print Name: ]
Date:
Date:

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